 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  August 9, 2021

WEBSTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Bank Street, Waterbury, Connecticut 06702
(Address and zip code of principal executive offices)

203-578-2202
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock, $0.01 par value	WBS	New York Stock Exchange
Depositary Shares, each representing 1/1000th interest in a share of 5.25% Series F Non-Cumulative Perpetual Preferred Stock	WBS-PrF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.          Other Events.

As previously disclosed, on April 18, 2021, Webster Financial Corporation, a Delaware corporation (“Webster”), entered into an Agreement and Plan of Merger (as amended from time to time, the “merger agreement”) with Sterling Bancorp, a Delaware corporation (“Sterling”).  The merger agreement provides that, upon the terms and subject to the conditions set forth therein, Sterling will merge with and into Webster (the “merger”), with Webster as the surviving corporation in the merger.  The merger agreement was unanimously approved by the board of directors of each of Webster and Sterling.

In connection with the proposed merger, Webster filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus, as amended, and filed a definitive joint proxy statement/prospectus with the SEC dated July 8, 2021 (the “joint proxy statement/prospectus”), which Webster and Sterling first mailed to their respective shareholders on or about July 8, 2021.

Following the announcement of the merger agreement, as of the date of this Current Report on Form 8-K, seven lawsuits challenging the merger have been filed (each, a “Lawsuit” and, collectively, the “Lawsuits”).  The first Lawsuit, captioned Elaine Wang v. Sterling Bancorp et al. (Case No. 7:21-cv-05363-VB), was filed in the U.S. District Court for the Southern District of New York on June 17, 2021.  The second Lawsuit, captioned Malka Raul v. Sterling Bancorp et al. (Case No. 1:21-cv-05560), was filed in the U.S. District Court for the Southern District of New York on June 25, 2021.  The third Lawsuit, captioned Alex Ciccotelli v. Sterling Bancorp et al. (Case No. 1:21-cv-05604), was filed in the U.S. District Court for the Southern District of New York on June 28, 2021.  The fourth Lawsuit, captioned Samantha Sharpe v. Sterling Bancorp et al. (Case No. 1:21-cv-03783), was filed in the U.S. District Court for the Eastern District of New York on July 6, 2021.  The fifth Lawsuit, captioned Joey Zalvin v. Webster Financial Corporation et al. (Case No. 21CV001045), was filed in the Superior Court in the State of Connecticut, Judicial District of Waterbury, on July 8, 2021.  The sixth Lawsuit, captioned Paul Parshall v. Sterling Bancorp et al. (Case No. 1:21-cv-01097-UNA), was filed in the U.S. District Court for the District of Delaware on July 29, 2021.  The seventh Lawsuit, captioned Stephen Bushansky v. Sterling Bancorp et al. (Case 1:21-cv-06558), was filed in the U.S. District Court for the Southern District of New York on August 3, 2021.  In addition, Sterling received demand letters from counsel representing individual stockholders of Sterling (the “Demand Letters” and, together with the Lawsuits, the “Matters”).  The Matters each allege, among other things, that the defendants caused a materially incomplete and misleading joint proxy statement/prospectus relating to the proposed merger to be filed with the SEC in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder and/or in breach of their fiduciary obligations under state law.

Webster and Sterling believe that the claims asserted in the Matters are without merit and supplemental disclosures are not required or necessary under applicable laws.  However, in order to avoid the risk that the Matters delay or otherwise adversely affect the merger, and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Webster and Sterling have agreed to supplement the joint proxy statement/prospectus as described in this Current Report on Form 8-K.  Webster, Sterling and the other named defendants deny that they have violated any laws or breached any duties to Webster’s stockholders or Sterling’s stockholders, as applicable.  Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.  To the contrary, Webster and Sterling specifically deny all allegations in the Matters that any additional disclosure was or is required.

Supplemental Disclosures to Joint Proxy Statement/Prospectus in Connection with the Matters

The additional disclosures (the “supplemental disclosures”) in this Current Report on Form 8-K supplement the disclosures contained in the joint proxy statement/prospectus and should be read in conjunction with the disclosures contained in the joint proxy statement/prospectus, which should be read in its entirety.  To the extent that information set forth in the supplemental disclosures differs from or updates information contained in the joint proxy statement/prospectus, the information in this Current Report on Form 8-K shall supersede or supplement the information contained in the joint proxy statement/prospectus.  All page references are to the joint proxy statement/prospectus and terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the joint proxy statement/prospectus.

1.
The fifth bullet on page 18 of the joint proxy statement/prospectus under the subsection entitled “Interests of Webster’s Directors and Executive Officers in the Merger” is hereby amended and restated as follows:

•
Webster is permitted to take action to provide that the performance goals applicable to Webster performance equity awards (not including the retention or synergy awards described above) will be deemed satisfied at the greater of the target and actual level of performance through the latest practicable date prior to the effective time as reasonably determined by the compensation committee of the Webster board of directors.

2.
The following disclosure is added to the end of the first paragraph on page 20 and to the end of the last paragraph that begins on page 132 of the joint proxy statement/prospectus under the subsection entitled “Board of Directors and Management”:

The six additional continuing Sterling directors and the seven additional continuing Webster directors will be designated prior to closing by the Sterling board and the Webster board, respectively, with the goal of establishing a combined board with strong and relevant skills, deep industry knowledge and a diversity of experiences and backgrounds.  The directors of the combined company will receive compensation for their service as directors.  The compensation received by Webster’s directors for 2020 is described in Webster’s definitive proxy statement relating to its 2021 Annual Meeting of Shareholders, which was filed with the SEC on March 19, 2021, and the compensation received by Webster’s directors for 2021 will be described in Webster’s proxy statement relating to its 2022 Annual Meeting of Shareholders, when available, and in any information that Webster files with the SEC that updates or supersedes that information.

3.	The first paragraph on page 90 of the joint proxy statement/prospectus under the subsection entitled “Sterling Public Trading Multiples Analysis” is hereby amended and restated as follows:

For each comparable company, publicly available financial performance through the twelve (12) months ended December 31, 2020 was measured.  With respect to Sterling and the Sterling selected banks, the information J.P. Morgan presented included:

•	multiple of price to estimated 2022 earnings per share (referred to in this section as “2022E P/E”);
•	a multiple of price to tangible book value per share (referred to in this section as “P/TBV”);
•	the estimated 2022 return on average tangible common equity (referred to in this section as “2022E ROATCE”); and
•	a regression analysis (referred to in this section as “P/TBV regression”) to review the relationship between (i) P/TBV and (ii) 2022E ROATCE,

in each case, based on available estimates obtained from public filings, FactSet Research Systems, and/or Webster management.

Results of the analysis were presented for the selected companies, as indicated in the following table:

Selected Companies’ Median
2022E P/E	13.6x
P/TBV	1.69x
2022E ROATCE	12.0%

4.	The following disclosure is added after the first bullet in the subsection entitled “Sterling Standalone Dividend Discount Analysis” on page 90 of the joint proxy statement/prospectus:

•	a dividend payout ratio of 16.1% for each of 2022 through 2026;

5.
The disclosure in the third bullet in the subsection entitled “Sterling Standalone Dividend Discount Analysis” on page 90 of the joint proxy statement/prospectus is hereby amended and restated as follows:

•
a terminal value based on estimated 2026 net income of $484 million (which was based on the Sterling forecast), multiplied by a next twelve (12) months price to earnings ratio (referred to in this section as “NTM P/E”) multiple range of 11.0x to 13.0x; and

6.	The fifth paragraph on page 91 of the joint proxy statement/prospectus under the subsection entitled “Webster Public Trading Multiples Analysis” is hereby amended and restated as follows:

For each comparable company, publicly available financial performance through the twelve (12) months ended December 31, 2020 was measured.  With respect to Webster and the Webster selected banks, the information J.P. Morgan presented included:

•	2022E P/E;
•	P/TBV;
•	2022E ROATCE; and
•	a P/TBV regression to review the relationship between (i) P/TBV and (ii) 2022E ROATCE,

in each case, based on available estimates obtained from public filings, FactSet Research Systems, and/or Webster management.

Results of the analysis were presented for the selected companies, as indicated in the following table:

Selected Companies’ Median
2022E P/E	13.4x
P/TBV	1.69x
2022E ROATCE	12.0%

7.	The following disclosure is added after the first bullet on page 92 of the joint proxy statement/prospectus under the subsection entitled “Webster Standalone Dividend Discount Analysis”:

•	a dividend payout ratio of 38.9% for each of 2022 through 2026;

8.
The disclosure in the third bullet on page 92 of the joint proxy statement/prospectus under the subsection entitled “Webster Standalone Dividend Discount Analysis” is hereby amended and restated as follows:

•	a terminal value based on estimated 2026 net income of $452 million (which was based on the Webster forecast), multiplied by a NTM P/E ratio multiple range of 13.0x to 15.0x; and

9.	The disclosure in the last paragraph on page 92 of the joint proxy statement/prospectus under the subsection entitled “Value Creation Analysis” is hereby amended and restated as follows:

Value Creation Analysis.  J.P. Morgan prepared a value creation analysis that compared the equity value of Webster (each implied by the standalone dividend discount analysis) to the pro forma implied combined company equity value.  J.P. Morgan determined the pro forma combined company equity value by calculating the value of (i) the implied equity value of Webster using the midpoint value determined by J.P. Morgan’s standalone dividend discount analysis described above, plus (ii) the implied equity value of Sterling using the midpoint value determined in J.P. Morgan’s standalone dividend discount analysis described above, plus (iii) the estimated net present value of post-tax net synergies (using net synergies and net restructuring charges, each as provided by Webster management, and a discount rate of 11.25%) (including net of estimated restructuring charges).  The value creation analysis at the exchange ratio of 0.4630 and implied per share equity value of the merger consideration of $26.56 provided for in the proposed merger yielded accretion to the holders of Webster common stock of 7.4%.  There can be no assurance that the synergies and restructuring charges will not be substantially greater or less than the estimates described above.

10.	The disclosure in the last paragraph on page 101 of the joint proxy statement/prospectus under the subsection entitled “Pro Forma Transaction Analysis” is hereby amended and restated as follows:

Piper Sandler analyzed certain potential pro forma effects of the merger on Webster assuming the merger closes on December 31, 2021.  Piper Sandler also utilized the following information and assumptions: (a) certain internal financial projections for Webster for the years ending December 31, 2021 through December 31, 2025, as provided by the senior management of Webster, (b) certain financial projections, estimated dividends per share and estimated share repurchases for Sterling for the years ending December 31, 2021 ($0.32 and $213 million, respectively) and December 31, 2022 ($0.36 and $236 million, respectively), as provided by the senior management of Sterling and authorized for Piper Sandler’s use by the senior management of Webster, as well as certain financial projections for Sterling for the years ending December 31, 2023 through December 31, 2025, as provided by the senior management of Webster, and (c) certain assumptions relating to transaction expenses ($245 million pre-tax and $211 million post-tax), purchase accounting adjustments (a $323 million gross credit mark, or 1.5% of Sterling’s loan portfolio; fair-value marks of a $58 million write-down of gross loans, a $102 million write-up of securities and a $21 million write-up of time deposits, subordinated debt and preferred equity; and a core deposit intangible of 0.50% on Sterling’s $21 billion of core deposits, amortized over ten (10) years using the sum-of-years digits methodology) and cost savings ($120 million pre-tax, 75% of which are expected to be realized in 2022, and 100% of which are expected to be realized thereafter), as well as certain adjustments for CECL accounting standards ($194 million, established through a provision expense, and expected to be accreted into earnings over four (4) years using the sum-of-years digits methodology) and the repurchase of a certain number of shares of Webster common stock in the year ending December 31, 2022, as provided by the senior management of Webster.  The analysis indicated that the merger could be accretive to Webster’s estimated earnings per share (excluding one-time transaction costs and expenses) in the year ending December 31, 2022 and dilutive to Webster’s estimated tangible book value per share at close and December 31, 2022.

11.	The disclosure in the third paragraph on page 102 of the joint proxy statement/prospectus under the subsection entitled “Piper Sandler’s Relationship” is hereby amended and restated as follows:

In the two (2) years preceding the date of Piper Sandler’s opinion, Piper Sandler provided certain other investment banking services to Webster.  In summary, Piper Sandler acted as book manager in connection with the offer and sale of Webster senior debt, which transaction occurred in March 2019 and for which Piper Sandler received approximately $585,000 in compensation.  In addition, Piper Sandler Loan Strategies, LLC (“PSLS”), an affiliate of Piper Sandler, is currently engaged by Webster’s banking subsidiary, Webster Bank, to act as introducing broker to Webster Bank in connection with the sale of certain assets and/or loans, which transactions may occur during the pendency of the merger and for which PSLS has thus far received approximately $300,000 and may receive additional compensation of 1.375% of the aggregate gross proceeds received by Webster Bank.  In the two (2) years preceding the date of Piper Sandler’s opinion, Piper Sandler also provided certain investment banking services to Sterling.  In summary, Piper Sandler acted as book manager in connection with the offer and sale of Sterling subordinated debt, which transactions occurred in December 2019 and October 2020 and for which Piper Sandler received approximately $1.7 million and $1.4 million in compensation, respectively.  In addition, in the ordinary course of Piper Sandler’s business as a broker-dealer, Piper Sandler may purchase securities from and sell securities to Webster, Sterling and their respective affiliates.  Piper Sandler may also actively trade the equity and debt securities of Webster, Sterling and their respective affiliates for Piper Sandler’s own account and for the accounts of Piper Sandler’s customers.

12.	The disclosure in the third paragraph on page 106 of the joint proxy statement/prospectus under the subsection “Sterling Financial Analyses” is hereby amended and restated as follows:

Dividend Discount Analysis.  Citi performed a dividend discount analysis of Sterling to calculate the estimated present value of the distributable cash flow that Sterling was forecasted to generate during the fiscal years ending December 31, 2021 through December 31, 2025 based on the Sterling forecasts.  For purposes of this analysis, at the direction of the management of Sterling, a Common Equity Tier 1 target of 10.00% was assumed and dividend capacity was based on the amount of capital in excess of that required minimum threshold.  Citi calculated terminal values for Sterling by applying to Sterling’s calendar year 2026 estimated earnings (excluding non-recurring items), which was $493 million, based on the Sterling forecasts, a selected range of terminal price-to-earnings ratio multiples of 10.0x to 13.6x.  The present values (as of December 31, 2020) of the distributable cash flow and terminal values were then calculated using discount rates ranging from 12.9% to 14.6%.  On this basis, the range of the present value (as of December 31, 2020) of the distributable cash flow that Sterling was forecasted to generate during the fiscal years ending December 31, 2021 through December 31, 2025 was $1,448 to $1,491 million. The range of terminal price-to-earnings ratio multiples and discount rates were selected based on Citi’s professional judgment and taking into account, among other things, the Sterling forecasts and trends in the industry and markets in which Sterling operates.  This analysis indicated the following approximate implied per share equity value reference range for Sterling, as compared to the closing price of Sterling common stock on April 16, 2021:

13.	The disclosure in the third paragraph on page 107 of the joint proxy statement/prospectus under the subsection “Webster Financial Analyses” is hereby amended and restated as follows:

Dividend Discount Analysis.  Citi performed a dividend discount analysis of Webster to calculate the estimated present value of the distributable cash flow that Webster was forecasted to generate during the fiscal years ending December 31, 2021 through December 31, 2025 based on the Webster forecasts.  For purposes of this analysis, at the direction of the management of Sterling, a Common Equity Tier 1 target of 10.00% was assumed and dividend capacity was based on the amount of capital in excess of that required minimum threshold.  Citi calculated terminal values for Webster by applying to Webster’s calendar year 2026 estimated earnings (excluding non-recurring items), which was $451 million, based on the Webster forecasts, a selected range of terminal price-to-earnings ratio multiples of 13.2x to 17.8x.  The present values (as of December 31, 2020) of the distributable cash flow and terminal values were then calculated using discount rates ranging from 11.1% to 12.5%. On this basis, the range of the present value (as of December 31, 2020) of the distributable cash flow that Webster was forecasted to generate during the fiscal years ending December 31, 2021 through December 31, 2025 was $1,256 to $1,289 million.  The range of terminal price-to-earnings ratio multiples and discount rates were selected based on Citi’s professional judgment and taking into account, among other things, the Webster forecasts and trends in the industry and markets in which Webster operates.  This analysis indicated the following approximate implied per share equity value reference range for Webster, as compared to the closing price of Webster common stock on April 16, 2021:

14.	The disclosure in the last bullet on page 108 of the joint proxy statement/prospectus under the subsection “Certain Additional Information” is hereby amended and restated as follows:

•
one-year forward stock price targets for Sterling common stock and Webster common stock as reflected in the below selected publicly available Wall Street research analysts’ reports as of April 16, 2021, which indicated (i) in the case of Sterling, an overall low to high target stock price range of $22.00 to $33.50 per share on an undiscounted basis and approximately $19.34 to $29.45 per share on a discounted basis (discounted one year using a discount rate of 13.8%), (ii) in the case of Webster, an overall low to high target stock price range of $53.00 to $70.00 per share on an undiscounted basis and approximately $47.41 to $62.61 per share on a discounted basis (discounted one year using a discount rate of 11.8%) and (iii) using a selected set of such price targets from research analysts that provided one year forward stock price targets for both Sterling common stock and Webster common stock, an implied exchange ratio reference range of approximately 0.422x to 0.484x.

Sterling:		Webster:

Broker	Target Price	Broker	Target Price
Restricted	$24.00	RBC Capital Markets	$61.00
Hoyde Group	$27.00	Jefferies	$64.00
RBC Capital Markets	$28.00	Stephens Inc	$56.00
Jefferies	$27.00	Morgan Stanley	$60.00
B Riley Securities	$26.00	Keefe Bruyette & Woods	$62.00
Keefe Bruyette & Woods	$30.00	Wells Fargo Securities	$53.00
Seaport Global Securities	$28.00	Restricted	$68.00
DA Davidson	$33.50	Piper Sandler Companies	$58.00
Janney Montgomery Scott	$22.00	Wedbush Securities	$70.00
Maxim Group	$24.00	Compass Point Research	$59.00
American Capital Partners	$22.50	Raymond James	$58.00

; and

15.	The following disclosure is added after the last table and corresponding footnotes on page 115 of the joint proxy statement/prospectus under the subsection “Selected Companies Analysis”:

The low and high stock price-to-tangible book value per share multiples of the selected companies were 1.23x and 3.25x, respectively, the low and high stock price-to-2021 estimated EPS multiples of the selected companies were 10.9x and 21.1x, respectively, and the low and high stock price-to-2022 estimated EPS multiples of the selected companies were 9.9x and 22.3x, respectively.

16.
The following disclosure is added before the last sentence in the second full paragraph on page 116 of the joint proxy statement/prospectus under the subsection entitled “Sterling Dividend Discount Model Analysis”:

The range of multiples and discount rates were selected based on KBW’s professional judgment and taking into account when selecting the range of discount rates, among other things, a capital asset pricing model implied cost of capital calculation.

17.
The following disclosure is added before the last sentence in the last paragraph that begins on page 116 of the joint proxy statement/prospectus under the subsection entitled “Webster Dividend Discount Model Analysis”:

The range of multiples and discount rates were selected based on KBW’s professional judgment and taking into account when selecting the range of discount rates, among other things, a capital asset pricing model implied cost of capital calculation.

18.
The following disclosure is added before the last sentence in the second full paragraph on page 117 of the joint proxy statement/prospectus under the subsection entitled “Pro Forma Dividend Discount Model Analysis”:

The range of multiples and discount rates were selected based on KBW’s professional judgment and taking into account when selecting the range of discount rates, among other things, a capital asset pricing model implied cost of capital calculation.

19.
The third and fourth full paragraphs on page 119 of the joint proxy statement/prospectus under the subsection entitled “Sterling Prospective Financial Information” are hereby amended and restated as follows:

For purposes of extrapolating Sterling’s financial results (including extrapolating a 2026 earnings estimate for Sterling of approximately $493 million), Sterling management provided Citi and KBW with (and Sterling management directed Citi and KBW to use), among other things, estimated long-term annual net income growth rates of 5.0% from 2023 through 2026 and estimated long-term annual asset growth rates of 3.0% from 2023 through 2026, which growth rates were selected by Sterling based on historical experience and on various other estimates and assumptions made by Sterling management based on information available to it under the circumstances and at the time made.

Based on the growth rates set forth above, Sterling’s financial results were extrapolated as follows:

($ in millions, except per share data)	2023E	2024E	2025E	2026E
Net Income to Common	$426	$447	$470	$493
Total Assets	$34,339	$35,369	$36,430	$37,523

For purposes of extrapolating Sterling’s financial results (including extrapolating a 2026 earnings estimate for Sterling of approximately $484 million), Webster management provided J.P. Morgan and Piper Sandler with (and Webster management directed J.P. Morgan and Piper Sandler to use), among other things, estimated long-term annual net income growth rates of 5.0% from 2023 through 2025 and of 3.0% in 2026 and estimated long-term annual asset growth rates of 3.0% from 2023 through 2026, which growth rates were selected by Webster based on historical experience and on various other estimates and assumptions made by Webster management based on information available to it under the circumstances and at the time made.

Based on the growth rates set forth above, Sterling’s financial results were extrapolated as follows:

($ in millions, except per share data)	2023E	2024E	2025E	2026E
Net Income to Common	$426	$447	$470	$484
Total Assets	$34,339	$35,369	$36,430	$37,523

20.
The first and second full paragraphs on page 120 of the joint proxy statement/prospectus under the subsection entitled “Webster Prospective Financial Information” are hereby amended and restated as follows:

For purposes of extrapolating Webster’s financial results (including extrapolating a 2026 earnings estimate for Webster of approximately $452 million), Webster management provided J.P. Morgan and Piper Sandler with (and Webster management directed J.P. Morgan and Piper Sandler to use), among other things, estimated long-term annual net income growth rates of 5.0% from 2023 through 2025 and of 3.0% in 2026 and estimated long-term annual asset growth rates of 3.0% from 2023 through 2026, which growth rates were selected by Webster based on historical experience and on various other estimates and assumptions made by Webster management based on information available to it under the circumstances and at the time made.

Based on the growth rates set forth above, Webster’s financial results were extrapolated as follows:

($ in millions, except per share data)	2023E	2024E	2025E	2026E
Net Income to Common	$398	$418	$438	$452
Total Assets	$36,577[1]	$37,674	$38,805	$39,969

For purposes of extrapolating Webster’s financial results (including extrapolating a 2026 earnings estimate for Webster of approximately $452 million), Sterling management directed Citi and KBW to use, as provided by Webster management, estimated long-term annual net income growth rates of 5.0% from 2023 through 2025 and of 3.0% in 2026 and estimated long-term annual asset growth rates of 3.0% from 2023 through 2026, which growth rates were selected by Sterling based on historical experience and on various other estimates and assumptions made by Sterling management based on information available to it under the circumstances and at the time made.

Based on the growth rates set forth above, Webster’s financial results were extrapolated as follows:

($ in millions, except per share data)	2023E	2024E	2025E	2026E
Net Income to Common	$398	$418	$438	$452
Total Assets	$36,577	$37,674	$38,805	$39,969

1 Piper Sandler assumed Total Assets of $36,574 for 2023.

21.	The following disclosure is added on page 120 of the joint proxy statement/prospectus as a new subsection before the subsection entitled “General”:

Certain Pro Forma Assumptions

Sterling management directed Citi and KBW to use the following pro forma assumptions, as provided by the respective managements of Sterling and Webster:

•	Gross loan credit mark: $323 million (1.0x reserves) (consisting of PCD credit mark of $129 million and non-PCD credit mark of $194 million)
•	CECL reserve (Day 1): $194 million reserve established on non-PCD loans
•	Rate marks: Net rate mark on assets and liabilities is assumed to be zero
•	Core deposit intangible: 50bps of non-time deposits
•	Post-tax restructuring charge: $211 million ($245 million pre-tax)

22.	The following disclosure is added as the second sentence of the second full paragraph on page 124 of the joint proxy statement/prospectus under the subsection entitled “Other Actions”:

If the unvested equity awards held by all eight (8) Webster non-employee directors that were outstanding on July 5, 2021 were to vest upon the closing, the aggregate value would be $607,295 (based on a price per share of Webster common stock of $51.91, the average closing price per share over the first five (5) business days following the announcement of the merger agreement).

Item 9.01.          Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the plans, objectives, expectations and intentions of Webster and Sterling, the expected timing of completion of the transaction, and other statements that are not historical facts.  Such statements are subject to numerous assumptions, risks, and uncertainties.  Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements.  Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations.  The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements:  changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, FDIC, and CFPB; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between Webster and Sterling; the outcome of any legal proceedings that may be instituted against Webster or Sterling; delays in completing the transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); the failure to obtain stockholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Webster and Sterling do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the ability to complete the transaction and integration of Webster and Sterling successfully; the dilution caused by Webster’s issuance of additional shares of its capital stock in connection with the transaction; and other factors that may affect the future results of Webster and Sterling.  Additional factors that could cause results to differ materially from those described above can be found in Webster’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the Securities and Exchange Commission (the “SEC”) and available on Webster’s investor relations website, https://webster.gcs-web.com/, under the heading “Financials” and in other documents Webster files with the SEC, and in Sterling’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC and available on Sterling’s website, https://sterlingbancorp.com/, under the heading “Financial Information” and in other documents Sterling files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time.  Neither Webster nor Sterling assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.  As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

IMPORTANT ADDITIONAL INFORMATION

In connection with the proposed transaction, Webster has filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of Webster and Sterling and a prospectus of Webster.  The registration statement on Form S-4, as amended, was declared effective by the SEC on July 8, 2021, and Webster and Sterling mailed the definitive joint proxy statement/prospectus to their respective stockholders on or about July 8, 2021.  The proposed transaction involving Webster and Sterling will be submitted to Sterling’s stockholders and Webster’s stockholders for their consideration on August 17, 2021.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  INVESTORS AND STOCKHOLDERS OF WEBSTER AND INVESTORS AND STOCKHOLDERS OF STERLING ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Stockholders can obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about Webster and Sterling, without charge, at the SEC’s website (http://www.sec.gov).  Copies of the joint proxy statement/prospectus and the filings with the SEC incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Kristen Manginelli, Director of Investor Relations, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702, (203) 578-2202 or to Emlen Harmon, Senior Managing Director, Investor Relations, Sterling Bancorp, Two Blue Hill Plaza, Second Floor, Pearl River, New York 10965, (845) 369-8040.

PARTICIPANTS IN THE SOLICITATION

Webster, Sterling, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Webster and Sterling in connection with the proposed transaction under the rules of the SEC.  Information regarding Webster’s directors and executive officers is available in its definitive proxy statement relating to its 2021 Annual Meeting of Shareholders, which was filed with the SEC on March 19, 2021, and other documents filed by Webster with the SEC.  Information regarding Sterling’s directors and executive officers is available in its definitive proxy statement relating to its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2021, and other documents filed by Sterling with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.  Free copies of this document may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

	By:	/s/ Harriet Munrett Wolfe
		Name:	Harriet Munrett Wolfe
Date: August 9, 2021		Title:	Executive Vice President, General Counsel and Secretary